UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

SOLAR ENERGY INITIATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201

Boca Raton, FL 33431

 (Address of principal executive offices)

 (321) 452-9091

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective June 28, 2013, majority voting control of the Company has been acquired by Novation Holdings, Inc. (OTCQB:NOHO) in exchange for the stock of HB&G, Inc., parent of HB&G Temecula, Inc., which operates a local-themed, entertainment focused, bar and restaurant in Temecula California.  The acquisition was in exchange for a combination of SNRY common stock and a convertible preferred stock with voting power equal to 51 percent of all voting stock of SNRY issued to NOHO.  A copy of the Statement of Preferences for the preferred stock is filed with this report as Exhibit 4.1.

In addition, the Company assumed responsibility for $160,000 in an outstanding promissory note issued in February, 2012 to the landlord of the Temecula operation for leasehold improvements and issued a new note in the amount of $70,000 for unpaid rent for the Temecula location.  The original $160,000 note was restated as three separate convertible notes in the amounts of $50,000, $60,000 and $50,000, due July 5, 2013, July 5, 2013 and September 20, 2013, respectively.  Copies of the new notes are filed with this Report as Exhibits 4.2, 4.3, and 4.4. As of the date of this Amended Current Report, the first two notes, totaling $110,000 have been paid.

Although originally announced in April, 2013, the final closing and transfer of the restaurant operation could not be completed until certain open issues with the restaurant’s landlord were resolved, which was completed in June, 2013. This acquisition will allow the Company to continue its current business plan to identify growing, profitable businesses which we can acquire and operate in addition to our existing solar energy business, which has experienced difficult conditions due to the economy, over-supply and reduction of various government subsidies.  While the Company continues its current solar business, including the recently announced agreement to provide solar energy to medical marijuana collectives in California, acquiring this restaurant development and management business will provide the Company with a separate revenue source to help support our overall operating costs and to generate profits.

The acquired company operates House Bar & Grill in Temecula, California, and plans to open multiple operating units nationwide, and possibly in Canada, either as corporate stores or as franchises to accelerate growth.

Novation Consulting Services, Inc., the administrative subsidiary of NOHO, also will provide in-house financial services, including accounting, bookkeeping, budget, financial statement preparation, preparation of SEC periodic filings, EDGAR filing conversion, XBLR filings, banking support and similar services, as well as “in-house” corporate counsel services, compensation management support, HR, IT support and other such services to both the Company as well as to the restaurant group.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

As part of the acquisition of the restaurant operation, the Company assumed responsibility for $160,000 in an outstanding promissory note issued in February, 2012 to the landlord of the Temecula operation for leasehold improvements and issued a new note in the amount of $70,000 for unpaid rent for the Temecula location.  The original $160,000 note was restated as three separate convertible notes in the amounts of $50,000, $60,000 and $50,000, due July 5, 2013, July 5, 2013 and September 20, 2013, respectively.  Copies of the new notes are filed with this Report as Exhibits 4.2, 4.3, and 4.4.

One of the new notes, due on July 5, 2013 in the amount of $60,000, was paid on July 2, 2013 by sale and restatement of the note to LG Capital, Inc.  As part of that transaction, LG Capital, Inc. paid the landlord directly and the Company issued a new note dated July 1, 2012 for $60,000 due April 1, 2014 and convertible at 50 percent of the three lowest trading prices during the 10-day trading period before the notice of a conversion.  A copy of the restated note issued to LG Capital is filed as Exhibit 4.5 to this Current Report.

1

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On June 28, 2012, the Company issued four convertible promissory notes, in the amounts of $50,000, $60,000, $50,000 and $70,000, as part of the acquisition consideration for HB&G, Inc.  The notes were issued without registration as exempt under Section 4(2) of the Securities Act of 1933, and copies the notes are filed with this Current Report as Exhibits 4.2, 4.3, 4.4, and 4.6.  In addition, the Company issued 3,000,000 common shares and 1,000,000 Series A Convertible Preferred Shares to Novation Holdings, Inc. as the remaining consideration for the acquisition of HB&G, Inc.  The shares issued to Novation Holdings, Inc. also were issued without registration as exempt under Section 4(2) of the Securities Act of 1933.  As a result of the issuance of the shares, Novation Holdings, Inc. has acquired voting control of the Company.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

On June 28, 2013, the Company issued 3,000,000 common shares and 1,000,000 Series A Convertible Preferred Shares to Novation Holdings, Inc. as part of the consideration for the acquisition of HB&G, Inc.  The shares issued to Novation Holdings, Inc. also were issued without registration as exempt under Section 4(2) of the Securities Act of 1933.  As a result of the issuance of the shares, Novation Holdings, Inc. has acquired voting control of the Company.  Michael Gelmon, CEO of the Company, also serves as CEO of Novation Holdings, Inc.  No independent valuation of HB&G, Inc. was conducted as part of the acquisition.

Item 5.06.  Change in Shell Company Status.

Registrant has indicated in its recent periodic filings with the Commission that it is not a shell company, and it remains a development stage company engaged in the solar energy installation and sale business. Unfortunately,  the difficulty and challenges in that market, due to foreign competition for solar panels, the economy generally and the reduction in available incentives to solar installations, has slowed the planned development and expansion of this business.  Registrant has decided to expand its business activities to provide additional revenues, while the solar energy markets recover and it continues to develop and expand its solar energy business.   For that reason, Registrant has acquired the restaurant management and operating company, as reported in this Current Report.

While Registrant does not believe that it is now or has been a shell company, Registrant is filing with this Form 8-K/A Current Report the information that would be required if Registrant were filing a general form of registration on Form 10 and thereby seeking to change its status from a shell company to a non-shell company.  This Form 10 information is being included out of an abundance of caution and not because the Registrant believes it is changing its status.

Form 10 Information:

Item 1

Business.

Solar Energy Initiatives, Inc. (OTCBB: SNRY), is a diversified provider of solar solutions focused on large-scale projects and distribution of solar products.

Solar Energy Initiatives, Inc. was formed on June 20, 2006 and is a Delaware Corporation. On August 20, 2008, Solar Energy, Inc., a Florida corporation, was formed as a wholly owned subsidiary of Solar Energy Initiatives, Inc. to operate acquired solar assets, which includes the World Wide Web domain name www.solarenergy-us.com , and the relationship management of an independent solar equipment dealer network. In March 2010, Solar Energy Initiatives, Inc. formed SNRY Power, Inc.

The Company sold its interests in SolarEnergy.com , a domain name and digital property back to its original owner during the 4th quarter of 2010 for cancellation of $400,000 of debt.

In March 2010, Solar Energy Initiatives, Inc. formed SNRY Power, Inc.

On January 19, 2011 the Company completed a distribution of 21,326,912 shares it held with Solar Park Initiatives, Inc. (SPI) to the Company’s shareholders, reducing its current ownership in SPI to approximately 22%.

The Company sold its business for Solar EOS, dedicated to the education and continuous improvement of solar energy trade professionals, during the 3rd quarter of 2011 for a Note of $165,450 over three years’ annual payments and payment of debts of the Company, for a total value of $200,000.

The Company continues to experience cash flow difficulties that were exacerbated by the economy, the long development cycle of project development and lack of private capital investment. As a result, the Company has reduced portions of its operations although it continues to pursue its business model.

The Company has also pursued plans to acquire the assets of an Internet marketing firm. The company has signed a definitive agreement and the close of the acquisition is contingent upon the Company raising funds sufficient to pay the purchase price. The Company is intending to restructure its debt and attempt to negotiate settlements on all of its debt holders and seek additional capital. There is no guarantee that we will be able to close the acquisition or the restructuring of the debt.

Through its diversified portfolio of solar businesses, Solar Energy is committed to restoring the nation’s economy through a grassroots campaign called ‘Renew the Nation’. Renew the Nation brings together a broad alliance of public and private sector interests focused on workforce development, job creation and economic growth through solar energy. For more information please visit www.solarenergy-us.com .

We are primarily focusing our sales efforts in regions where electricity prices and government incentives are attractive and have accelerated solar power adoption. The business segments we have identified to pursue can require a significant level of expertise and capital. Currently the Company has found a very good working business model, working with many states and counties and banks that understand how to make the solar projects successful. The executive management has currently been focusing on this working business model to improve profit margins, identify viable and bankable projects of significant size, and too install using all efforts towards those financially viable projects. We have obtained the expertise, and continue to seek the necessary capital to further develop our plan and focus on this improved business model. The management has found the necessary expertise focusing on these strategies, however if we are unable to continue to acquire or develop such expertise or capital, we may not be able to fully develop our planned business and ultimately may be required to cease operations. We anticipate that the end customers of our sales processes will be homeowners, owners of large commercial and industrial buildings and facilities, municipalities and owners of large tracts of undeveloped land.

On April 19, 2013, the company announced that it would acquire a California-based restaurant development and operating group from its parent company, Novation Holdings, Inc.  Due to an ongoing dispute with the landlord for the current restaurant, the closing has been delayed while the issue is resolved. The issues were resolved in June, 2013, at which time the assets of the restaurant operation were acquired by House B&G Temecula, Inc., now a second tier subsidiary. The operating results of the acquired restaurant will be available and those results will be reported in the next quarterly filing for the period from June 20, 2013, the actual closing date, through the end of the fiscal year ended July 31, 2013.

The acquired business operates a local-themed, entertainment focused bar and restaurant in Temecula California and plans to start additional, local themed entertainment restaurants in Southern California, Arizona, Texas and possibly Florida over the next three years.  The acquisition was in exchange for a combination of SNRY common and preferred stock, debt and assumption of notes. The acquired assets are now operated as House Bar & Grill in Temecula, California, and we plan to open multiple operating units nationwide, and possibly in Canada, either as corporate stores or as franchises to accelerate growth.

The Company is intending to restructure its debt and attempt to negotiate settlements on all of its debt holders and seek additional capital. There is no guarantee that we will be able to close the acquisition or the restructuring of the debt.

We are primarily focusing our solar sales efforts in regions where electricity prices and government incentives are attractive and have accelerated solar power adoption. The business segments we have identified to pursue can require a significant level of expertise and capital. Currently the Company has found a very good working business model, working with many states and counties and banks that understand how to make the solar projects successful. The executive management has currently been focusing on this working business model to improve profit margins, identify viable and bankable projects of significant size, and too install using all efforts towards those financially viable projects. We have obtained the expertise, and continue to seek the necessary capital to further develop our plan and focus on this improved business model. The management has found the necessary expertise focusing on these strategies, however if we are unable to continue to acquire or develop such expertise or capital, we may not be able to fully develop our planned business and ultimately may be required to cease operations. We anticipate that the end customers of our sales processes will be homeowners, owners of large commercial and industrial buildings and facilities, municipalities and owners of large tracts of undeveloped land.

We have also received contracts for installation of solar energy systems at several medical marijuana collectives located in California, which we expect to begin by October 1, 2013.

Business Focus

Our primary business is to market and sell solar power products, systems and services. Specifically, we are engaged in the following:

1)	Support and continue to expand a dealer network that sells solar components and systems to residential and commercial customers;

2)	Develop commercial projects, as the owner and operator, and sell power to the municipality, building owner or tenant; and

We offer solar power products including solar panels, inverters and balance of system which convert sunlight into utility quality electricity, and solar thermal systems which utilizes the sun’s radiation to heat water for homes and commercial applications. Installation and maintenance of these solar power products is performed by either the dealer network or 3rd party vendors identified by us. Our initial solar installation sales efforts are focused on supporting our dealer network’s sales to residential, commercial customers and the sale of solar systems to owner/operators where the energy generated will be sold to municipal customers.

In connection with our solar park development business, we intend to provide solar power systems to end customers on a turn-key, whole-solution basis by identifying and developing the project, and procuring financing, permits, equipment, construction and operational resources. As our business matures we may also provide engineering, manage construction, and provide monitoring, operations and maintenance services to the projects.

We buy products for our solar sales activities from manufacturers and vendors around the world. We buy products at wholesale prices based on market rates, and have relationships within the distribution and supply trade.

Our secondary business focus will be the management, development and expansion of the House Bar & Grill entertainment focused them restaurants, through our new House Bar & Grill subsidiary and its management.

The Energy Industry

The production of electrical power is one of the world’s largest industries. The demand and cost for electricity is expected to increase in the coming years.

Fossil fuels are non-renewable resources, meaning that at some point the world will exhaust all known oil and natural gas reserves. We believe the electrical utility industry and traditional oil and gas companies face many challenges in meeting the growing worldwide demand for energy, including the following:

●

Fossil Fuel Supply Constraints: A large portion of the world’s electricity is generated from fossil fuels such as coal, oil and natural gas. Limited fossil fuel supply and escalating demand for electricity should continue to drive up wholesale electricity prices, creating a need to develop new technologies for power generation.

●

Infrastructure Constraints: In many parts of the world, the existing electricity generation and transmission infrastructure is insufficient to meet projected demand. Developing and building a centralized power supply and delivery infrastructure is capital intensive. This has left the electricity supply insufficient to meet demand in some areas, resulting in both scheduled and unscheduled blackouts.

●

Desire for Energy Security: Given the political and economic instability in the major oil and gas producing regions of the world, governments are trying to reduce their dependence on foreign sources of fossil fuels.

An underlying consideration concerning the delivery of electricity is the location of the generation source relative to the location of the end-use consumption. Over the past century, the economics of power plant construction supported larger and larger central station sites linked to transmission lines spanning great distances to reach the ultimate consumer. These economic considerations have been altered by the advent of smaller scale technologies that can provide electricity at competitive prices near the place of consumption. The combination of economic factors and of advances in generation technologies opens the market to an opportunity for “distributed generation” of electricity in combination with traditional grid resources. Distributed generation in its simplest configuration is energy generation at the source of consumption (solar and thermal panels on the roof or contiguous to the user’s location). Our products and services, including solar parks, are directed at this renewable distributed generation environment as well as specific application power solutions.

Environmental Issues and Regulations

We are subject to a variety of foreign, federal, state and local governmental laws and regulations related to generation and delivery of electricity and the purchase, storage, use and disposal of hazardous materials. In some cases, these laws provide local utilities with “monopoly” rights, adversely constraining our ability to easily penetrate economically attractive markets. In other cases, if we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

In addition to those we have identified, we continue to seek markets that allow for the generation and sale of electricity by “third party developers”. We also believe that we will apply for and receive all environmental permits necessary to conduct our business. We are not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving our current facilities. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

Dependence on Government Subsidies and Incentives

Various subsidies and tax incentive programs exist at the federal, state and local level to encourage the adoption of solar power including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to customers based on the cost or size of a customer’s solar power system. Government policies, in the form of regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers.

Performance-based incentives provide funding to a customer based on the energy produced by their solar system. Under a feed-in tariff subsidy, the government sets prices that regulated utilities are required to pay for renewable electricity generated by end-users. The prices are set above market rates and may be differentiated based on system size or application. Feed-in tariffs pay customers for solar power system generation based on kilowatt-hours produced, at a rate generally guaranteed for a period of time. Tax credits reduce a customer’s taxes at the time the taxes are due. Net metering programs allow a customer, who generates more energy than used, to “sell” electricity back to the utility which will spin the meter backwards. During these periods, the customer “lends” electricity to the grid, retrieving an equal amount of power at a later time. Net metering programs enable end-users to sell excess solar electricity to their local utility in exchange for a credit against their utility bills. Net metering programs are usually combined with rebates, and do not provide cash payments if delivered solar electricity exceeds their utility bills.

Renewable Energy Certificates

In addition, several states have adopted renewable portfolio standards (“RPS”), which mandate that a certain portion of electricity delivered to customers come from a set of eligible renewable energy resources. Under a renewable portfolio standard, the government requires regulated utilities to supply a portion of their total electricity in the form of renewable electricity. Some programs further specify that a portion of the renewable energy quota must be from solar electricity. A utility can receive “credit” for renewable energy produced by a 3rd party by either purchasing the electricity directly from the producer or paying a fee to obtain the right to renewable energy generated but used by the generator or sold to another party. This Renewable Energy Credit allows the utility to add this electricity to its RPS requirement total without actually expending the capital for generating facilities.

Despite the benefits of solar power, there are also certain risks and challenges faced by solar power. Solar power is currently dependent on government subsidies to promote acceptance by mass markets. We believe that the near-term growth in the solar energy industry depends significantly on the continued availability and size of these government subsidies and on the ability of the industry to reduce the cost of generating solar electricity. The market for solar energy products is, and will continue to be, heavily dependent on public policies that support growth of solar energy. There can be no assurances that such policies will continue. Decrease in the level of rebates, incentives or other governmental support for solar energy would have an adverse affect on our ability to sell our products.

Challenges Facing Solar Power

The solar power industry must overcome the following challenges to achieve widespread commercialization of its products:

●

Decrease Per Kilowatt-hour Cost to Customer. In most cases, the current cost of solar electricity is greater than the cost of retail electricity from the utility network. While government programs and consumer preference have accelerated the use of solar power for on-grid applications, product cost remains one of the largest impediments to growth. To provide an economically attractive alternative to conventional electricity network power, the solar power industry must continually reduce manufacturing and installation costs.

●

Achieve Higher Conversion Efficiencies. Increasing the conversion efficiency of solar cells reduces the material and assembly costs required to build a solar panel with a given generation capacity. Increased conversion efficiency also reduces the amount of roof top space required for a solar power system, thus lowering the cost of installation per consumer.

●

Improve Product Appearance. We believe that aesthetics are a barrier to wider adoption of solar power products particularly among residential consumers. Historically, residential and commercial customers have resisted solar power products, in part, because most solar panels are perceived as unattractive.

Ultimately, federal and state government, and locally sponsored, support for the solar industry is expected to reduce or stop. At or before that time, solar technologies must be priced, as a function of purchase price and performance, to compete cost effectively with traditional electricity generating technologies.

Competition

The market for solar power products is competitive and continually evolving. We expect to face increased competition, which may result in our inability to develop sustaining revenue. We will compete with companies large and small, public and private, and some will be suppliers as well as competitors and well known such as; First Solar, groSolar, Sunpower, Sunwize, BP Solar, Evergreen Solar and GE Solar. Chinese companies have made significant inroads in manufacturing and are the leaders in the production of solar panels or modules. Many of our competitors have established a stronger market position than ours and have larger resources and recognition than we have. In addition, the solar power market in general competes with other sources of renewable energy and conventional power generation.

We believe that the key competitive factors in the market for solar products include:

●	power efficiency and performance;

●	price;

●	quality, and warranty coverage and length;

●	aesthetic appearance of solar installations;

●	strength of distribution relationships; and

●	knowledgeable sales and installation personnel.

Our Distributed Products

Set forth below is a list of the products we have distributed previously:

Solar Panels

Solar panels are solar cells electrically connected together and encapsulated in a weatherproof package. We purchase solar panels from manufacturers that provide excellent component quality, aggressive pricing per watt of output and strong warranties. We purchase panels from Suntech, GE Solar, BP Solar and other vendors in the U.S. and off-shore.

One of the important considerations, in addition to price, is the length and terms of the product warranty. Today, typical warranties call for 25-years of performance at a minimum of 80% of the rated, maximum output of the panel. Other additional warranty coverage is also provided by manufacturers including; minimum warranted power, per watt PVUsa Test Conditions rating (“PTC”), efficiency rating of the solar panels, etc.

Inverters

Inverters transform direct current (“DC”), electricity produced by solar panels into the more common form of alternating current (“AC”), electricity used in homes and businesses. Inverters are used in virtually every on-grid solar power system and typically feed power either directly into the structure’s electrical circuit or into the utility grid. In North America, we will sell branded inverters specifically designed for use in residential and commercial systems. Inverters we will source include models spanning a power range of 2.5 to 500 kilowatts. Our packaged system designs optimize performance through the appropriate combination of these inverters with our solar panels. The units are highly efficient, possessing above-average DC to AC conversion efficiency compared to other commercially available units in their class, according to comparisons of information on other systems provided by the California Energy Commission. Our inverters are manufactured for us by Solectria, Xantrex, SMA Technologies, AG and PV Powered.

Solar Thermal Systems

Solar thermal systems typically include a solar collector, which gathers solar radiation to heat air or water for domestic, commercial or industrial use, piping and/or pump(s) to move heated water and a tank for storage. The solar panel is usually a flat plate collector that consists of a metal box with a glass or plastic cover and a black absorber plate at the bottom. Absorber plates are usually painted with selective coatings that absorb and retain heat better than ordinary black paint. They are normally made of metal, typically copper or aluminum, because they are good conductors of heat. Copper is more expensive, but it is a better conductor and is less prone to corrosion than aluminum. The sides and bottom of the collector are usually insulated to minimize heat loss. The solar collector is usually mounted on the roof and is usually connected to a circuit that flows heated water by a pump to the main hot water tank. Components for solar thermal systems are typically manufactured, domestically and abroad, by smaller, private companies unlike the large public and recognizable names often associated with solar PV.

We provide our dealers and customers with a variety of services, including system design, energy efficiency, financial consulting and analysis, construction management and maintenance and monitoring.

System Design

Solar electric and solar thermal systems are designed to take into account the customer’s location, site conditions and energy needs. During the preliminary design phase, a site audit and building assessment are conducted for onsite generation feasibility and to identify energy efficiency savings opportunities. Performance of a proposed system design is “modeled” taking into account variables such as local weather patterns, utility rates and other relevant factors at the customer’s location. The necessary permits are identified systems designed to comply with applicable building codes and other regulations.

Financial Consulting and Analysis

The financial attributes of solar systems are calculated using the applicable federal, state and local incentives and the cost of energy currently and expected to be paid by the customer. The anticipated economic benefits of including solar system(s) to a customer’s home or facility are calculated. We are planning to pursue partnerships with one or more financial companies and organizations to provide project development financing, bonding and end financing for residential and commercial customers.

Construction Management

We intend to offer general contracting services and project management to oversee all aspects of system installation, including securing necessary permits and approvals. Subcontractors, typically electricians, plumbers and roofers, usually provide the construction labor, tools and heavy equipment for solar system installation. We plan to develop relationships with general and subcontractors in many target markets, and will require these contractors to be licensed, carry appropriate insurance and adhere to the local labor and payroll requirements. Our construction management services would include system testing, commissioning and management of utility network interconnection.

Maintenance and Monitoring

Typically, our dealers will provide post-installation services in support of solar power systems they install to their residential and small commercial customers. As we pursue 3rd party owned and operated solar systems and solar park projects, we intend to provide the on-going system repair, maintenance and monitoring, including:

●

Operations and Maintenance: Solar systems have a design life in excess of 25 years. We anticipate offering to our customers a series of maintenance services that can include; continuous remote monitoring of system performance, quick turnaround on-site response to any system problem through a qualified local service technician and periodic preventive maintenance as well as certain forms of system testing

●	Monitoring: We will acquire monitor system performance technology used in most of the commercial systems installed. The monitoring technology continuously scans system performance

Sales and Marketing

Our sales and marketing program has historically incorporated a mix of print and web as well as participation in solar industry trade shows and individual consultations with prospective customers. In addition, we have previously relied heavily on the independent dealer network and we intend to work with and grow this network. We have trained many in the dealer network to design a system that best meets a customer’s needs, taking into account the unique installation and economic requirements for each location, and provide technical support to the dealers as necessary and needed. Commercial sales take a more consultative, long-term selling approach to meet the varying needs of larger customers. The sales process typically includes, a determination that a potential customer’s site has the required exposure for solar power, a site visit and a survey with our proprietary software that analyzes current utility rate options, current electric rates, system performance, tax rate scenarios, equipment costs, installation costs, incentives and other factors applicable to a specific customer’s circumstances. Due to our financial restraints, we have been unable to allocated resources to sales and marketing in fiscal 2012.

House Bar & Grill

The acquisition of the assets of House Bar & Grill has also allowed us to acquire the expertise and initiative of the management team that set up and is now managing the new restaurant operation commencing June 20, 2013 and which plans to develop the restaurant theme and export it to other venues. Revenues have commenced in the new restaurant and we expect profits during the next fiscal year from this operation.

Employees

At the end of our last fiscal year, we had one employee in sales, and administrative positions. Currently, with the acquisition of the restaurant business, we have 6 employees.

Item 1A

Risk Factors.

Although not required to include risk factors as the Company is a Smaller Reporting Company, the Company is voluntarily providing risk factors. This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could decrease. This means you could lose all or a part of your investment.

We may be unable to continue as a going concern in which case our securities will have little or no value.

Our independent auditor has noted in its report concerning our financial statements as of July 31, 2012 and 2011 that we have incurred recurring losses from operations and have a working capital deficiency, which raises substantial doubt about our ability to continue as a going concern. We have incurred recurring losses from operations in 2012 and 2011, respectively and, we have negative working capital as of July 31, 2012. These conditions raise substantial doubt as to our ability to continue as a going concern. We cannot assure you that we will achieve operating profits in the future.

Additional financing is required for us to continue operations.

We will require additional equity and/or debt financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Debt and/or project financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business, development of projects and operations. If we do not raise additional capital, we will be required to cease operations.

We have a limited operating history, there is no certainty that we will ever generate revenue and achieve profitability.

We generated no revenue for our fiscal year ended July 31, 2012. We have incurred significant losses from development and operations. As shown in our financial statements, as of the periods ended July 31, 2012 and July 31, 2011, we have incurred a cumulative net loss of $641,135 and $4,914,514, respectively, from operations. We will continue to incur operating losses in the future, primarily due to the cost of our operations. Negative cash flow from operations may also continue into future. Our ability to achieve profitability depends upon our ability to; continue to restructure our debt and increase our cash flow for our business, significantly expand the solar component and system sell-through to our dealer network, convert opportunities to sell large municipal and commercial projects, and successfully complete development of one or more solar project(s). If we are unable to generate positive cash flows or reduce our debt, we will be required to cease operations.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to implement our proposed product and service offerings, develop an active dealer network base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

We have a significant amount of outstanding debt and if we are unable to restructure this debt we will cease operations.

We currently have a significant amount of debt including outstanding payables. If we are unable to restructure such debt/payable, we will cease operations.

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing stockholders.

As of October 13, 2012, 152,018,019 shares of our common stock were reserved for issuance of outstanding convertible promissory notes. The conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders. Furthermore, the conversion prices set in many of our convertible securities do not adjust in the event of a stock split or reverse stock split.

The issuance of shares upon conversion of our convertible securities may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of our outstanding convertible notes may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible notes if such conversion would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There only upper limit on the number of shares that may be issued is the number of shares of common stock authorized for issuance under our articles of incorporation. The issuance of shares upon conversion of the convertible notes will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock. Furthermore, the conversion prices set in many of our convertible securities do not adjust in the event of a stock split or reverse stock split.

The loss of our current directors and executive officers or our inability to attract and retain the necessary personnel could have a material adverse effect upon our business, financial condition or results of operations

Our success is heavily dependent on the continued active participation of our current directors and officers listed under “Directors and Management.” Loss of the services of our directors and officers could have a material adverse effect upon our business, financial condition or results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the technology industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on us. The inability on our part to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on our business, financial condition or results of operations. Finally, we need to identify and engage independent directors to join the board and serve on the Audit Committee, including one that qualifies as an “accounting expert” to meet the public company listing qualifications of Sarbanes-Oxley, section 301. Without the addition of directors and an accounting expert, we will not be able to be listed on the National Association of Securities Dealers Automated Quotations (NASDAQ) exchange or other primary stock exchange.

Our dependence on a limited number of third party suppliers for components could prevent us from delivering our proposed products to our customers within required time frames, which could result in order cancellations and substantial harm to our business .

Historically, we purchased our products using materials and components procured from a limited number of third-party suppliers. If we fail to establish or maintain our relationships with these suppliers, or to secure additional supply sources from other suppliers, we may be unable to provide our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required time frames, and we may experience order cancellations and our business may fail. We currently have supply agreements with suppliers to allow us to buy products at market rates and procure sufficient product quantities to assemble and sell our products on acceptable commercial terms. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to purchase our products or increase their costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us. In order to obtain required supplies, we may need to make large inventory purchases on short notice, and prior to having purchase orders or deposits from our customers for product using the full amount of silicon required to be purchased. We may not have sufficient financial resources to make these purchases, which may exacerbate supply shortages.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for the solar power products of Solar Energy Initiatives, Inc.. For example, without certain major incentive programs and or the regulatory mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

The reduction or elimination of government economic incentives could prevent us from achieving sales and market share.

We believe that the near-term growth of the market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government and economic incentives. Because a significant portion of our sales are expected to involve the on-grid market, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of solar power exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, most notably Canada, Germany, Japan, Spain, Italy, Portugal, South Korea and the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. For example, Germany has been a strong supporter of solar power products and systems and political changes in Germany could result in significant reductions or eliminations of incentives, including the reduction of feed-in tariffs more rapidly than required by current law. Some solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Net metering and other operational policies in California, Japan or other markets could limit the amount of solar power installed there. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our products. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our products.

Problems with product quality or product performance we distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

The solar products we plan to purchase are complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. For example, solar panels may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to, or may cause us to request that suppliers incur significant re-engineering costs, divert the attention of our personnel from product selling efforts and significantly affect our customer relations and business reputation. If we deliver solar panels with errors or defects, or if there is a perception that such solar panels contain errors or defects, our credibility and the market acceptance and sales of its solar power systems could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline. We may need to indemnify dealers in the network and customers in some circumstances against liability from defects in our solar products. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

Since the solar products we plan to purchase and sell cannot be tested for the duration of their standard multi-year warranty period, we may be subject to unexpected warranty expense; if we are subject to installation, warranty and product liability claims, such claims could adversely affect our business and results of operations.

The current standard product warranty for the solar products we intend to sell includes a warranty period (up to ten-years) for defects in material and workmanship and a warranty period (up to twenty five-years) for declines in power performance as well as a typically one-year warranty on the functionality of solar cells (for electricity producing solar products). Due to the long warranty period and even though we intend to pass through the warranty from the manufacturer, we may bear the risk of extensive warranty claims long after we have shipped product and recognized revenue. Any warranty claims that the manufacturer does not cover would cause us to increase the amount of warranty reserves and have a corresponding negative impact on our results. Although the manufacturers represent that they conduct accelerated testing of their solar cells, our solar panels have not and cannot be tested in an environment simulating the full warranty period. As a result of the foregoing, we may be subject to unexpected warranty expense, which in turn would harm our financial results.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that our solar products cause or their use result in injury. Our business may be subject to warranty and product liability claims in the event that its solar power systems fail to perform as expected or if a failure of its solar power systems results, or is alleged to result, in bodily injury, property damage or other damages. Since our planned solar energy products are electricity and heat producing devices, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we can obtain appropriate levels of insurance for product liability claims. We will rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. However, a successful warranty or product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation, which could also adversely affect our business and operating results. Our business’ exposure to warranty and product liability claims is expected to increase significantly in connection with its planned expansion into the new home market.

Warranty and product liability claims may result from defects or quality issues in certain third party technology and components that we or our suppliers incorporate into their/our solar power systems, particularly solar cells and panels, over which we have no control. While our agreements with our suppliers would generally include warranties, such provisions may not fully compensate us for any loss associated with third-party claims caused by defects or quality issues in such products. In the event we seek recourse through warranties, we will also be dependent on the creditworthiness and continued existence of the suppliers to our business.

We anticipate that our current standard warranty will differ by geography and end-customer application and will include such instruments as one-, two- or five-year comprehensive parts and workmanship warranties, after which the customer may typically extend the period covered by its warranty for an additional fee. Due to the warranty period, our business bears the risk of extensive warranty claims long after it has completed a project and recognized revenues. Future product failures could cause our business to incur substantial expenses to repair or replace defective products. While our business generally passes through manufacturer warranties it receives from its suppliers to its customers, it is responsible for repairing or replacing any defective parts during its warranty period, often including those covered by manufacturers warranties. If the manufacturer disputes or otherwise fails to honor its warranty obligations, our business may be required to incur substantial costs before it is compensated, if at all, by the manufacturer. Furthermore, the ‘business’ warranties may exceed the period of any warranties from our suppliers covering components included in its systems, such as inverters.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for the products we intend to distribute may be adversely affected by a number of factors, some of which are beyond our control, including:

●	our failure to offer products that compete favorably against other solar power products or providers on the basis of cost, quality and performance;

●

our failure to offer products that compete favorably against conventional energy sources and alternative distributed-generation technologies, such as wind, biomass and solar thermal, on the basis of cost, quality and performance;

●	our failure to develop and maintain successful relationships with vendors, distributors, systems integrators and other resellers, as well as strategic partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

Technological changes in the solar power industry could render the products we intend to distribute uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to seek new technologies and to be at the forefront of new product offerings could cause us to become uncompetitive promoting less competitive or obsolete systems, which could prevent us from achieving market share and sales. The solar power industry is rapidly evolving and highly competitive. We may need to invest significant financial resources to keep pace with technological advances in the solar power industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar power technologies may be under development by many companies that could result in lower manufacturing costs or higher product performance than those products selected by us. These development efforts may render obsolete the products we have selected to offer, and other technologies may prove more advantageous for the commercialization of solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, we would be unable to achieve sales and market share.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

●	cost-effectiveness of solar power technologies as compared with conventional and competitive alternative energy technologies;

●	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

●	success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

●	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

●	increases or decreases in the prices of oil, coal and natural gas;

●	capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

●	continued deregulation of the electric power industry and broader energy industry; and

●	availability and or effectiveness of government subsidies and incentives.

We face intense competition from other companies producing solar power, system integrators and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The mainstream power generation market and related product sectors are well established and we are competing with power generation from more traditional process that can generate power at lower costs than most renewable or environmentally driven processes. Further, within the renewable power generation and technologies markets we face competition from other methods of producing renewable or environmentally positive power. Then, the solar power market itself is intensely competitive and rapidly evolving. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that produce solar power products, including; Suntech, Sunpower, FirstSolar, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. Also established integrators are growing and consolidating, including groSolar, Sunwize, Sunenergy and Real Goods Solar and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

We may not address successfully the problems encountered in connection with any potential future acquisitions.

We expect to consider future opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our products, or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

●	problems assimilating the purchased technologies, products or business operations;

●	problems maintaining uniform standards, procedures, controls and policies;

●	problems arising from non-performance of acquired entities or assets;

●	problems arising from over valuation or with securing the required financing to close and/or make the acquisition operational;

●	unanticipated costs associated with an acquisition;

●	diversion of management’s attention from our core business;

●	adverse effects on existing business relationships with suppliers and customers;

●	risks associated with entering new markets in which we have no or limited prior experience;

●	potential loss of key employees of acquired businesses; and

●

increased legal and accounting costs as a result of the newly adopted rules and regulations related to the Sarbanes-Oxley Act of 2002 and other such regulation such as increased internal control and reporting requirements.

Because the markets in which we compete are highly competitive and many of our competitors have greater resources than us, we may not be able to compete successfully and we may lose or be unable to gain market share.

Our solar business competes with a large number of competitors in the solar power market, including integrators such as groSolar, Sunwize, Sunenergy and Real Goods Solar, and manufacturers that may also directly supply projects at costs we cannot compete with, including Suntech, BP Solar, FirstSolar, SolarWorld AG and others. In addition, alternative technologies such as thin films and concentrators, which may compete with our technology in certain applications, continue to make market penetration. We expect to face increased competition in the future. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may ultimately have costs similar to, or lower than, our projected costs.

Our solar power products and services compete against other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, concentrated solar power “CSP” and emerging distributed generation technologies such as micro-turbines, sterling engines and fuel cells. In the large-scale on-grid solar power systems market, we will face direct competition from a number of companies that manufacture, distribute, or install solar power systems. Our primary competitors in the United States include Arizona Public Service Company, BP Solar International, Inc., a subsidiary of BP p.l.c., Conergy Inc., Dome-Tech Group, Eastwood Energy, EI Solutions, Inc., Florida Power and Light, GE Energy, a subsidiary of General Electric Corporation, Global Solar Energy, Inc., a subsidiary of Solon, groSolar, Power-Fab, Real Goods Solar, Schott Solar, Inc., Solar Integrated Technologies, Inc., SPG Solar, Inc., Sun Edison LLC, Suntech, SunTechnics Installation & Services, Inc., Sunwize, Sunenergy, Thompson Technology Industries, Inc. and WorldWater & Power Corporation. Our primary competitors in Europe include BP Solar, Conergy (through its subsidiaries AET AlternitiveEnergieTechnik GmbH, SunTechnicsSolartechnikGmbH and voltwerk AG), PV-SystemtechnikGbr, SAG Solarstrom AG, Solon AG and Taufer Solar GmbH. Additionally, our business will occasionally compete with distributed generation equipment suppliers such as Caterpillar, Inc. and Cummins Inc. Other existing and potential competitors in the solar power market include universities and research institutions. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. As we enter new markets and pursue additional applications for our products and services, we expect to face increased competition, which may result in price reductions, reduced margins or loss of market share.

Competition is intense, and many of our competitors have significantly greater access to financial, technical, manufacturing, marketing, management and other resources than we do. Many also have greater name recognition, a more established distribution network and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our potential suppliers, resellers and their customers and have extensive knowledge of our target markets. As a result, these competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we will be able to. Consolidation or strategic alliances among such competitors may strengthen these advantages and may provide them greater access to customers or new technologies. To the extent that government funding for research and development grants, customer tax rebates and other programs that promote the use of solar and other renewable forms of energy are limited, we will compete for such funds, both directly and indirectly, with other renewable energy providers and their customers.

If we cannot compete successfully in the solar power industry, our operating results and financial condition will be adversely affected. Furthermore, we expect competition in the targeted markets to increase, which could result in lower prices or reduced demand for our product and service offerings and may have a material adverse effect on our business and results of operations.

The demand for products requiring significant initial capital expenditures such as our solar power products and services are affected by general economic conditions.

The United States and countries world wide have recently experienced a period of declining economies and unprecedented turmoil in financial markets. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued unrest in the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar power systems and new residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If an economic recovery is slowed as a result of the recent economic, political and social events, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

We will rely primarily upon copyright and trade secret laws and contractual restrictions to protect our proprietary rights, and, if these rights are not sufficiently protected, our ability to compete and generate revenue could suffer.

We will seek to protect our proprietary supplier and operational processes, documentation and other written materials primarily under trade secret and copyright laws. We also typically require employees and consultants with access to our proprietary information to execute confidentiality agreements. The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our technology. In addition, our proprietary rights may not be adequately protected because:

●	people may not be deterred from misappropriating our operational assets despite the existence of laws or contracts prohibiting it;

●	policing unauthorized use of our intellectual property may be difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use; and

●	the laws of other countries in which we access and or market our solar cells, such as some countries in the Asia/Pacific region, may offer little or no protection for our proprietary technologies.

Unauthorized copying or other misappropriation of our proprietary assets could enable third parties to benefit from our property without paying us for doing so. Any inability to adequately protect our proprietary rights could harm our ability to compete, to generate revenue and to grow our business.

We rely on suppliers to comply with intellectual property, copywrite, hazardous materials and processes and trade secrecy laws and regulations and, if such laws and regulations are not sufficiently followed, our business could suffer substantially.

We endeavor to comply with all law and regulation regarding intellectual property law manufacturing process law and regulation, however, in many cases it is our supplier that must comply with such regulations and laws. While we make efforts to ensure that products sourced from third parties comply with required regulation and law and that the operation of our suppliers do as well, our business could suffer if a supplier was, or suppliers were, found to be non compliant with regulation and law in our, our customers’ or our suppliers’ jurisdictions.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines for us.

We are required to comply with all foreign, U.S. federal, state and local laws and regulations regarding pollution control and protection of the environment. In addition, under some statutes and regulations, a government agency, or other parties, may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In the course of future business we may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our operations or related research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, if more stringent laws and regulations are adopted in the future, the costs of compliance with these new laws and regulations could be substantial. If we fail to comply with present or future environmental laws and regulations we may be required to pay substantial fines, suspend production or cease operations.

There are restrictions on the transferability of the securities.

Until registered for resale, investors must bear the economic risk of an investment in the Shares for an indefinite period of time. Rule 144 promulgated under the Securities Act (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act and that the Company is current in its filings. There is no guarantee that we will continue to maintain our public filings.

If we violated certain securities laws, we may not now be able to privately offer our equity securities for sale.

Any offering of our equity securities in or from the United States must be registered with the SEC or be exempt from registration. If our prior offers and sales were not exempt from registration, it is likely that they would be deemed integrated with future offerings unless we do not offer equity securities for at least six months. In the event of such integration, we would only be permitted to offer and sell equity securities after we file one or more new registration statements with the SEC and the registration statements have become effective. The registration process is both expensive and can be expected to take at least several months and would substantially hinder our efforts to obtain funds.

If the Company uses its stock in acquisitions of other entities there may be substantial dilution at the time of a transaction.

If the price of our common stock used for an acquisition is less than the amount paid by our shareholders, substantial dilution may be experienced. Additional dilution may be experienced by the sale of additional shares of common stock or other securities, or if the Company’s shares are issued to purchase other entities assets.

Our common stock is subject to the “Penny Stock” rules of the SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●

that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●

obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because each of our executive officers may voluntarily terminate his employment with us at any time on at least 30 days prior written notice to us, we cannot be sure if any of them will maintain their position with us for the foreseeable future.

In the event any of our executive officers terminate their employment with us, we may not be able to find suitable replacements on similar terms, if at all.

Although we plan on maintaining commercial insurance to reduce some operating hazard risks, such insurance may not be available to us at economically feasible rates, if at all.

In the absence of suitable insurance, we may be exposed to claims and litigation which we will not be financially able to defend or we may be subject to judgments which may be for amounts greater than our ability to pay.

Anti-takeover provisions could make a third-party acquisition of us difficult which may adversely affect the market price and the voting and other rights of the holders of our common stock.

Certain provisions of the Delaware General Corporation Law may delay, discourage or prevent a change in control. The provisions may discourage bids for our common stock at a premium over the market price. Furthermore, the authorized but unissued shares of our common stock are available for future issuance by us without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to our stockholders. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares above the then market price.

The existence of authorized but unissued and unreserved shares may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Item 2

Financial Information.

Attached as Exhibit 99.1.

Item 3

Properties.

In March, 2010 the Company signed a 3-year lease agreement, with option to purchase, with the Williamsburg County Development Corporation for the use of a building in Kingstree, SC. Approximately 6,000 sq. ft. of the building will be used for technical and dealer training of solar applicants. The remaining 230,000 sq. ft. of building space will be used as a distribution and light manufacturing facility. The annual lease rate for the building is $5.00 per year. If the Company created 200 or more permanent jobs as a result of its activities in South Carolina, it will be able to purchase the building for $1.00 at the end of the 3-year lease term.  The lease and related undertakings have been cancelled

The Company’s executive offices are now located at 1800 NW Corporate Boulevard, Boca Raton, Fl 33431. This office space is being provided by the CEO of the company, free of charge.

Through our new subsidiary, HB&G Temecula, we also lease space in a commercial center in Temecula, California effective July 1, 2013, for the operation of the first restaurant. The landlord is an unrelated party and the monthly rent is approximately $10,000.

Item 4

Security Ownership of Certain Beneficial Owners and Management.

Currently, our shares are widely held, with the exception of the shares held by Novation Holdings, Inc., which holds all of the issued preferred stock which controls 51 percent of the total vote, and 3,000,000 shares of common stock

Item 5

Directors and Executive Officers.

Michael Gelmon is our sole officer and director.  He is also Chairman and CEO of our control parent, Novation Holdings, Inc.  Mr. Gelmon holds no stock in the Company, and holds less than 1 percent of the outstanding stock of Novation Holdings, Inc.

Michael Gelmon was elected by the Board of Directors to serve as Chairman, President and Secretary of Registrant and as a director, replacing Mr. David Fann, at a meeting of the Board of Directors held by written consent effective February 19, 2013. We also relocated our principal offices to offices provided without charge by Mr. Gelmon in Boca Raton, Florida.

 Mr. Gelmon, 46, is an experienced CEO and Director of several publicly traded companies, has been involved in consulting and turn-arounds or work outs for various public and private companies. As part of the work outs, he has been actively involved with management in cutting costs, increasing sales as well as compliance issues, including consulting and assisting investment groups in structuring and restructuring debt in several private and public companies; advising various investor and investment groups as lawyers conducting due diligence on target companies; and consulting and advising on management restructuring.

He is also founder and a partner of Gelmon Brothers Real Estate Consultants which has developed and consulted on commercial real estate developments in excess of $100 million; was a founder of Proteus Currency Fund, a Cayman Island based Hedge Fund involved in the Forex marketplace utilizing Dynex Corporation trading in Monaco and Jacobsen Asset Management in London; and, as a founding-shareholder, Director, as well as Head of Acquisitions and Real Estate for Domino's Pizza of Canada Ltd., the Domino's Pizza Master Franchisor in Canada, he was an integral part of the team that was responsible for turning around the Domino’s operations in Canada in the 1990s, growing the Domino's chain to 200 stores located in every region of Canada with system-wide sales of approximately CAD $80,000,000 per annum.  He also currently serves as Chairman and CEO of Novation Holdings, Inc., a publicly traded company traded on the OTCQX and the OTCBB markets.

Mr. Gelmon received his Law Degree from the University of London, King’s College.

Item 6

Executive Compensation.

There were two executives who received annual and/or long-term compensation for more than $100,000 per year at the end of the last completed fiscal year.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers (our “named executive officers”) for the fiscal years ended July 31, 2012 and 2011.

			Stock
Name and Position	Year	Salary	Awards ($)(3)	Total ($)

David Fann	2012	$45,000 (1)	$55,375	$100,375
President and Chief Executive Officer	2011	$85,000 (2)	$196,037	$281,037

Michael Dodak	2012	N/A	N/A	N/A
Chief Financial Officer (until September 26, 2011)	2011	$85,000 (4)	$196,037	$281,037

(1) Mr. Fann provided consulting services for $5,000 per month from June 2011 until April 2012 when he rejoined the Company as an employee. Compensation for salary, consulting services and loan fees were paid in common stock as to various times of the year. Total shares issued are 1,712,500 during the year ended July 31, 2012. Mr. Fann is currently being compensated at an annual salary of $120,000.

(2) During the year ended July 31, 2011, Mr. Fann received a salary of $110,000. Compensation for consulting services and salary was paid in common stock of the Company at various times during the year. Total shares issued were 47,778,807

(3) Stock Awards were Company stock issued to the recipients in lieu of cash compensation for salary or consulting fees and valued at the lower of the bid price of the stock on the day of the award, or at the private placement issuance price of an open private placement at that time. $2,500 of the stock awards received by Mr. Fann were for his services as a director.

(4). During the year ended July 31, 2011, Mr. Dodak received a salary of $110,000. Compensation for consulting services and salary was paid in common stock of the Company at various times during the year. Total shares issued were 47,778,807

Mr. Gelmon is compensated as a consultant to the Company commencing March 1, 20131 at the rate of $10,000 per month, or a total of $50,000 for the fiscal year ended July 31, 2013.  He is not a reciepeint of any stock awards, grants, options or other stock-based compensation.

Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of common stock underlying restricted stock awards and stock options granted to the Named Executive Officers in the year ended July 31, 2012:

					All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise orBase Priceof Option Awards ($/Sh)	Grant Date Fair Value of Stock andOption Awards (2)
David Fann	(1)	(1)	—	—	1,712,500	—	—	$55,375

(1)

On each of November 3, 2011, April 17, 2012 and July 30, 2012, we issued David Fann 112,500, 600,000 and 1,000,000 shares of common stock. The closing price of our common stock on each of those dates was $0.15, $0.06 and $0.0025 respectively.

(2)	Represents the grant date fair value of each equity award calculated in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

None.

Option Exercises and Stock Vested

None.

Potential Payments upon Termination

Under the terms of Mr. Fann’s employment agreement, he was entitled to a severance payment equal to the greater of his then current base compensation in effect through June 30, 2015 or eighteen months. Mr. Fann’s severance payment would equal twenty four months base salary upon consummation of a corporate transaction (as defined in the agreement).  This agreement was rescinded by mutual agreement on payment to Mr. Fann of the sum of $10,000 in February, 2013.

Under the terms of Mr. Dodak’s consulting agreement, he was entitled to an 18-month severance if terminated early. Mr. Dodak’s consulting agreement paid him $10,000/month and his consulting agreement ranthrough December 2012.

The following table sets forth quantitative information with respect to potential payments to be made to Mr. Fann upon termination in the circumstances described above. The potential payments are based on the terms of the Employment Agreement discussed above. For a more detailed description of the Employment Agreement, see the “Employment Agreements” section above.

Compensation of Directors

The following table sets forth the compensation paid to each director (other than compensation set forth under Executive Compensation) for services rendered during the fiscal year ended July 31, 2012.

	Stock
Name	Awards ($)	Total ($)
David Fann	$2,500	$2,500
Pierre Besuchet	$17,500	$17,500

All directors receive reimbursement for reasonable out-of-pocket expenses in attending Board of Directors meetings and for promoting our business.

Employment Agreements

The Company entered into a three year employment agreement with David W. Fann as CEO for the period from July 1, 2012 through June 30, 2015. The terms of the contract included an initial salary of $120,000. In addition, Mr. Fann was entitled to receive a stock grant during each year of the agreement equal to 4.99% of the Company’s outstanding stock. Mr. Fann was entitled to a severance payment equal to the greater of his then current base compensation in effect through June 30, 2015 or eighteen months. Mr. Fann’s severance payment would equal twenty four months base salary upon consummation of a corporate transaction (as defined in the agreement). The agreement has a 1-year non-solicitation provision and a non-compete provision for any period under which Mr. Fann is receiving severance payments.  The agreement was mutually rescinded in February, 2013 on payment to Mr. Fann of a lump-sum of $10,000.

The Company entered into a five year employment agreement with Michael Dodak as VP of Corporate Development. The terms of the contract included an initial salary of $120,000 until specific performance measures are met, at which time the salary is to be increased to $150,000. Per the agreement, Mr. Dodak elected to convert his contract to a consulting agreement whereby he was paid $10,000, monthly. The consulting agreement ran through December 2012.

Mr. Gelmon is entitled to a monthly consulting fee of $10,000 commencing March 1, 2013, and thre are no other compensation elements or termination features in his consulting arrangement.

Item 7

Certain Relationships and Related Transactions and Director Independence.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Item 8

Legal Proceedings.

Amy Gustafson Schwab et. al

On or about January 17, 2012, Amy Gustafson Schwab, Greg Gustafson, Charlotte Gustafson and Ryan Gustafson filed a complaint in the United States District Court for the District of Minnesota (Civil File No. 12-127 DSD/AJB) against Solar Energy Initiatives, David, W. Fann, Michael J. Dodak, Jack Zwick, Paul Cox and David Surette. The complaint was brought by purchasers of the Company’s common stock and the plaintiffs thereunder allege that they suffered damages due to defendants’ sale of unregistered securities, false statements made in connection with the sale of the securities, fraudulent manipulation of the market and their refusal to allow transfer of the securities. The complaint contains causes of action against all defendants for breach of fiduciary duty, conversion, breach of implied covenants, negligent misrepresentation, violation of Section 10(b) of the Securities Act of 1934 and aiding and abetting, causes of actions against the Company only for failure to register transfers and causes of action against the Company and Mr. Fann only for fraudulent misrepresentation and violation of state securities law. Plaintiffs seek damages for the loss in value and conversion of their shares and attorneys’ fees and costs. The Company has denied the allegations and is defending the matter. Due to the incipient nature of this action, we are unable to provide an opinion as to the likelihood of its outcome.  The Company is attempting to resolve the matter outside of court.

GAEA Holdings, LLC

On or about February 4, 2011, GAEA Holdings, LLC filed a complaint in the United States District Court for the District of Minnesota (Case No. 0:11-CV-00635-PJS-AJB) against Solar Energy Initiatives, Inc. Plaintiff sued for breach of an Independent Consulting Agreement with Solar Energy Initiatives, Inc. entered into in November 2009 and unpaid commissions for work thereunder. On March 20, 2012, the Court granted the plaintiff’s motion for summary judgment under which the plaintiff’s motion for summary judgment with respect to plaintiff’s breach of contract claim and that plaintiff is entitled to recover $892,500 in damages for such breach of contract. The Company is currently is continuing discussions with plaintiff to negotiate and settle this judgment. The Company has reserved for the full amount of the judgment pending negotiation of a settlement.

There have been judgments on the Company in the amounts of approximately $11,000, which have been reserved for within the financial statements as of July 31, 2012.

Item 9

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder

Matters.

From July 15, 2008 through August 23, 2008, our common stock was quoted on the OTC Bulletin Board under the trading symbol “NPCX,” and since August 24, 2008, our trading symbol has been “SNRY”.

The following table sets forth quarterly high and low bid prices of a share of our common stock as reported by the OTC Bulletin Board for the fiscal years 2012 and 2011. All share prices have been adjusted to provide for the 1 for 100 reverse stock split effected on March 7, 2012. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Price
	High	Low
	$	$

2012
Fourth quarter ended July 31, 2012	$0.10	$0.0025
Third quarter ended April 30, 2012	$1.05	$0.03
Second quarter ended January 31, 2012	$0.25	$0.09
First quarter ended October 31, 2011	$0.25	$0.15
2011
Fourth quarter ended July 31, 2011	$0.50	$0.20
Third quarter ended April 30, 2011	$3.00	$0.20
Second quarter ended January 31, 2011	$13.00	$3.00
First quarter ended October 31, 2010	$19.00	$10.00

On July 30, 2008, the authorized number of shares of the Company was increased from 15,000,000 to 100,000,000.

On March 28, 2011, the authorized number of shares of the Company was increased from 100,000,000 to 750,000,000.

On August 6, 2013, the authorized number of shares of common stock was increased to 1,500,000,000.

The closing price of our common stock on the OTC QB on August 12, 2013  was $0.0004 per share.

As of August 12, 2012 there were approximately 396 record holders of our common stock. This does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividends

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans. The following provides information concerning compensation plans under which our equity securities are authorized for issuance as of July 31, 2012:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available forfuture issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	—	—	—	(1) (2)
Total	—	$—	—	(1) (2)

20

(1)    2012 Employee and Consultant Stock Compensation Plan. The purpose of this 2012 Employee and Consultant Stock Plan (“Plan”) is to provide compensation in the form of common stock to employees and “eligible consultants” who have previously rendered services to the Company or who will render services to the Company in the future. The total number of shares available for the grant of either stock options or compensation stock under the plan is 2,000,000 shares, subject to adjustment, and as of July 31, 2012, we had issued 2,000,000 shares under this Plan.

(2)    2012 Stock Incentive Plan. On August 13, 2012, our board of directors adopted the 2012 Stock Incentive Plan. The purpose of our 2012 Stock Incentive Plan is to advance the best interests of the company by providing those persons who are residents of California and who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 9,100,000 shares, subject to adjustment, and as of July 31, 2012, we had issued no shares.

Our compensation committee which is appointed by our board of directors administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable an proper. Any decision made, or action taken, by the compensation committee or our board of directors arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The compensation committee or our board of directors, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the board of directors or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our board of directors or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan.

Our board of directors may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our board of directors may deem appropriate and in our best interest.

Item 10

Recent Sales of Unregistered Securities.

On October 1, 2012, we issued a 12% promissory\note in the aggregate principal amount of $22,500 to a single accredited investor. The note has a maturity date of October 1, 2013. This note is convertible into shares of our common stock at a conversion price of fifty percent (50%) of the average of the three (3) lowest per share market values during the ten (10) trading days immediately preceding a conversion date. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

During the quarter ended July 31, 2012, we issued an aggregate of 10,269,371 shares of common stock upon conversions of various convertible notes. The aggregate principal and interest amount of these notes that were converted was $42,000. The issuances were exempt pursuant to Section 3(a)(9) of the Securities Act of 1933 as well as Section 4(2) of the Securities Act of 1933.

On July 17, 2012, we issued a 12% convertible promissory note in the aggregate principal amount of $11,500 to a single accredited investor. The note has a maturity date of July 17, 2013. This note is convertible into shares of our common stock at a conversion price of fifty percent (50%) of the average of the three (3) lowest per share market values during the ten (10) trading days immediately preceding a conversion date. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

On July 17, 2012, we issued a 12% convertible promissory note to a single investor in the aggregate principal amount of $5,500.  The Note is convertible into common stock, at Hanover’s option, at a 50% discount to the average of the lowest closing bid prices of the common stock during the 5 trading day period prior to conversion.  The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) and /or Regulation D of the Securities Act of 1933, as amended.

On June 9, 2012, we issued an 8% convertible promissory note in the aggregate principal amount of $27,500 to a single accredited investor. The note has a maturity date of March 9, 2013. Beginning December 9, 2013, this note is convertible into shares of our common stock at a conversion price of fifty percent (50%) of the average of the three (3) lowest per share market values during the ten (10) trading days immediately preceding a conversion date. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

On July 9, 2012, we issued 3,000,000 shares of our common stock to four consultants for services rendered under consulting agreements. The issuances were exempt under Section 4(2) of the Securities Act of 1933, as amended.

On July 30, 2012, we issued 4,500,000 shares of our common stock to four consultants for services rendered under consulting agreements. The issuances were exempt under Section 4(2) of the Securities Act of 1933, as amended.

On July 30, 2012, we issued 1,000,000 shares of our common stock to each of our directors for services rendered to the board of directors. The issuances were exempt under Section 4(2) of the Securities Act of 1933, as amended.

.

During the quarter ended April 30, 2013, we issued an aggregate of 244,550,057 shares of common stock upon conversions of various convertible notes. The aggregate principal and interest amount of these notes that were converted was $67,038. The issuances were exempt pursuant to Section 3(a)(9) of the Securities Act of 1933 as well as Section 4(2) of the Securities Act of 1933.

Item 11.

Description of Registrant’s Securities to be Registered.

Not applicable.

Item 12

Indemnification of Directors and Officers.

None

Item 13

Financial Statements and Supplementary Data.

See Exhibit 99.1.

Item 14

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Item 15

Financial Statements and Exhibits.

(a)

List separately all financial statements files as part of this report.

See Item 9.01

(b)

Furnish the exhibits required by Item 6.01 of Regulation S-K.

See Exhibits

End of Form 10 Information

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 1, 2013, the Board of Directors of the Company approved an amendment to the Articles of Incorporation to increase the number of authorized shares of stock to 1,500,000,000 shares of common stock and 10,000,000 shares of preferred stock, and Novation Holdings, Inc., as majority voting shareholder of the Company, has consented in writing to the amendment.  The amendment has been filed with the Delaware Secretary of State and was effective August 8, 2013.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

The acquisition transaction was as an asset acquisition for both financial and income tax reporting purposes, because the operating assets of the restaurant company were acquired through a newly formed Florida corporation, HB&G Temecula, Inc.  We have obtained a new tax identification number for the new company and will consolidate the operating results of the new company and its parent, HB&G, Inc., in our financial statements for the fiscal year ended July 31, 2013.  There are no financial records for the period prior to the date of the acquisition, and all operations commenced on June 20, 2013.

 (b)

Pro forma financial information.

The acquisition transaction is being treated as an asset acquisition for both financial and income tax reporting purposes, because the operating assets of the restaurant company were acquired through a newly formed Florida corporation, HB&G Temecula, Inc.  We have obtained a new tax identification number for the new company and will consolidate the operating results of the new company and its parent, HB&G, Inc., in our financial statements for the fiscal year ended July 31, 2013.

(c)

Shell company transactions.

Not applicable, but see Item 5.06 above.

(d)

Exhibits.

Number	Description
4.1	Statement of Rights and Preferences for Series A Convertible Preferred Stock*
4.2	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $50,000, due July 5, 2013*
4.3	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $60,000, due July 5, 2013*
4.4	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $50,000, due September 20, 2013*
4.5	Convertible Promissory Note dated June 20, 2013 in the original principal amount of $70,000, due February 20, 2014*
4.6	Convertible Promissory Note dated July1, 2013 in the original principal amount of $60,000, due April 1, 2014*
13	Annual Report on Form 10-K, including audited financial statements for the year ended July 31, 2012**

*	Incorporated by reference to the exhibits filed with Form 8-K Current Report filed on July 2, 2013.
**	Incorporated by reference to the Form 10-k/A filed on November 19, 2012

In reviewing the agreements included (or incorporated by reference) as exhibits to this Current Report on Form 8-K, please note that the agreements are included only to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

-

should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

-

 have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

-

 may apply standards of materiality in a way that is different from what may be viewed as material to sellers; and

-

 were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our public filings, which are available without charge through the SEC's website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: August 14, 2013	/s/ Michael Gelmon
Michael Gelmon
Chief Executive Officer

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